EXHIBIT 1.A.(11)

SAMPLE -- PAGE 1
                                                    Pruco Life Insurance Company
                                                    of New Jersey
                                                    XXXXXXXXXXXXXXXXXXXXXXXXXXXX
                                                    XXXXXXXXXXXXXXXXXXXXXXXXXXXX


Insured                                    Policy Number

XXXXXXXXXXXXXXXXXXXXXXXXX                  XX XXX XXX                X-XXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXX Address XXXXXXXXXX
XXXXXXXXXXXXXXXXXX, XX XXXXX


                           NOTICE OF WITHDRAWAL RIGHT

In order to comply with the laws administered by the Securities and Exchange Commission, we are sending you this notice. Please read it carefully and keep it with your records.

You have recently purchased a PRUvider Variable Appreciable Life insurance contract from Pruco Life. The benefits of this contract depend on the investment experience of the selected investment options. The options of the Pruco Life of New Jersey Variable Appreciable Account and a Fixed Interest Rate option are currently available. These investment options are described in the Prospectus that was given to you at the time of sale.

You have the right to examine and cancel this contract. Upon its return, you are entitled to a refund of all premiums paid, plus or minus any change due to investment performance in the value of the invested portions of such premiums. However, if applicable state law so requires, you will receive a full refund of all premiums paid, unadjusted for investment performance prior to cancellation. The cancellation deadline is the latest of:

     1. 10 days after you received the contract

     2. 45 days from the date you completed PART 1 of the application

     3. 10 days from the date of delivery of this notice.

In determining whether or not to cancel your contract, you should consider, along with other factors such as the needs and other reasons which motivated you to purchase this contract, the projected cost and your ability to make the premium payments as stated in your contract. Please consult and review the Prospectus you have received. The Prospectus describes the deductions from premiums before amounts are allocated to the selected investment options. These are:

     A deduction of XX.XX% for applicable taxes

     A per payment charge of $2.00

In addition, the Prospectus describes certain charges that are deducted periodically from amounts allocated to the investment options. The Prospectus also describes charges that may be assessed upon surrender.

If you decide to cancel your contract, complete the enclosed form and return it along with your contract. The postmark of the returned contract must be on or before the deadline described above.


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


SAMPLE -- PAGE 2

                                  INSTRUCTIONS
                              Please read carefully


If after reading the enclosed notice, you decide to return your contract for cancellation, you must:

     1. Sign and date the bottom portion of this form.

     2. Mail this notice together with your contract to:

        Pruco Life Insurance Company of New Jersey
        XXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXX

     3. Make certain that the postmark on the envelope is on or before the latest date permitted for cancellation as described in the enclosed notice.

     4. Check the box at the bottom if you have not yet received your contract when mailing this form.

                            TO BE FILLED OUT BY OWNER

To: Pruco Life

Pursuant to the terms of the notice previously furnished me by Pruco Life, I hereby return the contract numbered below for cancellation and request a full refund of all premiums paid by me. I release Pruco Life from any claims in connection with the sale or issuance of this contract, and acknowledge that Pruco Life's only liability is the refund of the premiums paid for the contract.



________________________________       _________________________________________
Date                                   Signature of Contract Owner


                                       _________________________________________
                                       Contract Number


                                       _________________________________________
                                       Name of Insured (if other than owner)


[ ] I have not yet received the contract and, should it be received, I will return it to Pruco Life.



                                      II-56